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                                                                   EXHIBIT 10.12

                                   AGREEMENT


     This Agreement is entered into as of January 27, 2000, by and between IMX, Inc., a California corporation ("IMX"), and CALYX TECHNOLOGY, INC. doing business as Calyx Software, Incorporated, a California Corporation ("Calyx"). IMX and Calyx are sometimes hereinafter referred to individually as a "Party," or collectively as the "Parties."

                                  Background

     A. IMX owns and operates an Internet-based exchange (the "IMX Exchange") which uses proprietary software and on which (i) mortgage loan brokers ("Brokers") post mortgage loan applications for specific loan transactions, and
(ii) mortgage loan lenders ("Lenders") review the posted loan applications and submit loan pricing proposal terms to the Broker, and (iii) the Brokers select which Lender's pricing proposal to accept, and (iv) the Lenders pay an "Exchange Fee" to IMX for loans placed from use of the IMX Exchange.

     B. Calyx has developed and sells to Brokers and Lenders a computer software titled Point(TM), which is used by Brokers and Lenders to prepare mortgage loan applications (the "Calyx Mortgage Origination Software" or the "Calyx Software").

     C. IMX and Calyx wish to enter into this Agreement under which mortgage loans that are originated by Brokers using Calyx Software can be seamlessly posted on the IMX Exchange.

                                   Agreement

     Now, Therefore, in consideration of the foregoing and the mutual covenants contained herein, the Parties agree as follows:

     1.   Strategic Alliance.
          ------------------

          1.1 Pursuant to the terms and conditions set forth in this Agreement, IMX and Calyx hereby agree to enter into a strategic alliance pursuant to which all mortgage loans that are originated by Brokers using the Calyx Mortgage Origination Software, or its subsequent versions, can be seamlessly posted to the IMX Exchange. Calyx will assist IMX in marketing the IMX Exchange to the Calyx Broker users.

          1.2 The "Seamless Posting" functionality referenced in Section 1.1 means that (a) once a Broker using the Calyx Software has given the Broker's one-time, up-front election to participate in the IMX Exchange feature of the Calyx Software, then (b) for all subsequent loan applications prepared by that Broker using the Calyx Software, the Broker will automatically resolve a "pop up" screen when the Broker explicitly saves or closes a file if the minimum data points (to be specified in Addendum A) for an IMX submission have been completed for the first time or have been changed in the file, and (c) the Broker must indicate "Yes" he wants the loan submitted to IMX Exchange or "No" he does not want the loan submitted to IMX Exchange. From that point, the Calyx Software will automatically post the loan information to IMX Exchange and the Broker will be able to view any bids and lock loans through the Calyx Software. The methods by which this is accomplished are described in Addendum A.

[*]= CERTAIN INFORMATION ON THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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     2.   Consideration From IMX to Calyx.
          -------------------------------

          2.1 IMX will grant to Calyx a stock warrant to purchase [***] shares of IMX Series D or E preferred stock, at an exercise price of $4.75 per share. The warrant expires in ten years, but is subject to earlier termination upon a sale, merger or IPO of IMX to the extent that Calyx does not elect to exercise the warrant at that time. The warrant includes an "anti-dilution" provision specifying adjustment of the warrant price and number of shares in certain customary circumstances. A copy of the form of Stock Warrant is attached hereto.

          2.2 IMX will pay to Calyx a development fee of [***]. The first installment of [***] will be paid upon signing of this Agreement. The second installment of [***] will be paid when the interface described in 3.1 is completed and released within the Calyx/Point software scheduled for March/April of 2000.

          2.3 IMX will pay to Calyx a bonus of [***] if and only if a total of [***] Point Broker companies become IMX members and which total will include any Point users which currently are IMX members), within 12 months from the release of the interface in Calyx Software.

     3.   Responsibilities.
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          3.1  IMX and Calyx will jointly develop the necessary interface to facilitate the seamless export to the IMX Exchange of the loan application data from the participating Brokers who use the Calyx Software and elect to post loans on the IMX Exchange. The interface specifications and programming responsibilities of both parties are attached in Addendum A. Payment of the sums set forth in Section 2.2 is not conditioned upon completion of components or content by IMX. Calyx agrees to distribute the latest IMX components in Calyx/POINT product releases according to standard manufacturing schedules.

          3.2 Calyx will cooperate and assist IMX in marketing the IMX Exchange to Calyx's Broker customers by providing access to customers through Calyx. Each party shall provide copies of all marketing materials 15 days in advance of the release thereof. The release of marketing materials requires approval of both parties. Any objection to marketing materials must be made in writing to the other party within 15 days of receipt and must set forth the reason for rejecting the proposed marketing material. Failure to object within the 15 day period shall be deemed as approval. The specific marketing plan is attached in Addendum B.

          3.3 IMX and Calyx will each provide customary and appropriate technical support and updates to its own software, in order to best facilitate
(a) the interface between the Calyx Software and the IMX Exchange, and (b) the Brokers' use of the same.

     4.   Term.  The initial term of this strategic alliance shall be 24 months
          ----
from the signing of this Agreement. The "Seamless Posting" functionality and the "Default Selection" in the vendor installation screen will be exclusive to IMX Exchange for the period beginning with the signing of this Agreement through the next major release (version 3.7/4.0), or September 1/st/, 2000 whichever comes later. Therefore, if Calyx makes the "Default Selection" available in the future to any vendor, IMX will have the right to pay the marketing fee to continue its exclusive default setting or have a rolling default among other vendors if more than one vendor wished to pay the marketing fee. The "Notification" functionality and the "Rich Content" in the vendor installation screen will be available only to IMX when they are first release within the

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENTS HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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Calyx/POINT software scheduled for March/April of 2000. Calyx agrees not to openly market these enhancements until the next major release or September /1st/, 2000, whichever comes later. The term shall be renewed for a successive 12-month term upon signature of a new agreement. The term of this strategic alliance may be earlier terminated by a Party due to the material default of the other Party, if such default is not cured within 30 days after written notice of the default is given to the defaulting Party.

     5.   Confidentiality and Intellectual Property Rights.
          ------------------------------------------------

          5.1 Each Party hereby agrees to maintain the confidentiality of the other Party's confidential information and proprietary information, and each Party hereby agrees to not use the other Party's confidential information and proprietary information other than as is expressly contemplated by this Agreement.

          5.2 Each party agrees that all information communicated to the other with respect to the proposed Software, including any confidential information relating to the proposed Software gained by either party or their personnel, whether or not that information was directly or intentionally communicated, is confidential.

          5.3 Each party promises and agrees that it shall not disclose any confidential information to any other person unless specifically authorized in writing to do so. If either party gives the other written authorization to make any disclosures, it shall do so only within the limits and to the extent of that authorization. The confidentiality, non-disclosure and non-use obligations of this Section 5 shall not apply to information which the recipient demonstrates:

               (a) is known to it prior to receipt from the other party, provided the recipient promptly notifies the other party of such prior knowledge and supplies the other party with written evidence to support such prior knowledge; or

               (b) is or becomes part of the public domain through no act by or on behalf of recipient; or

               (c) was lawfully received by the recipient from a third party having a right to disclose it to the recipient; or

               (d) was developed by or for the recipient totally independent of the disclosure hereunder, and without any assistance from the disclosure hereunder, as evidenced by recipient's written records.

          5.4 Each party shall use its diligent efforts to prevent inadvertent disclosure of any confidential information to any third party. Each party shall instruct its personnel to keep that information confidential by using the same care and discretion that they use with similar data designated as confidential.

          5.5 Without limiting the generality of the foregoing, each Party hereby agrees that it will not attempt to decompile, decipher, disassemble, reverse engineer or decrypt the source code or other proprietary features of the other Party's software or other intellectual property.

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          5.6  Each Party shall retain full and sole ownership of its own intellectual property rights, particularly including its own software and all improvements and enhancements, and all copyrights and all trade secrets. Excepting only for and to the extent necessary for implementing the transactions and activities specified in this Agreement, no license rights are granted by either Party to the other Party for use of any intellectual property rights.

          5.7 With respect to the development by IMX of the Unique Linkage Specifications, IMX shall retain sole ownership thereof; and Calyx shall be entitled to use the same only for the performance of this Agreement with IMX. IMX and Calyx agree that all original material, including all computer programs and all related printed material comprising the Software originated and prepared by Calyx pursuant to this Agreement, shall belong exclusively to Calyx and shall constitute a trade secret owned by Calyx. IMX acknowledges and agrees that the unauthorized use or disclosure of confidential information concerning the Software is prohibited. Calyx shall have the exclusive right to protect the Software by copyright or any other means. However, Calyx agrees that upon payment in full pursuant to the terms of the agreement, Calyx will convey to IMX an exclusive non-assignable (except as permitted by Section 10.7 hereof) license for the use of the Software by IMX.

          5.8 IMX hereby authorizes Calyx to post the IMX trademarks on the Calyx Software for purposes of implementing this Agreement, all in accordance with specifications to be mutually approved by both Parties. Similarly, Calyx hereby authorizes IMX to post Calyx trademarks on the IMX Exchange for purposes of implementing this Agreement, all in accordance with specifications to be mutually approved by both Parties.

          5.9 Each Party shall be entitled to include on its internet web site one or more links and/or icons to the other Party's internet web site, but in each instance, subject to the prior review and reasonable approval as to the specifications for such matters.

     6.   Press Release. The Parties will consult with each other with regard to
          -------------
the terms and substance of any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby. The Parties further agree that no Party will release any such press release, announcement or other public statement without the prior approval of the other Party, unless such release is required by law and the Parties cannot approve a mutually acceptable form of release.


     7.   Expenses. Except as otherwise set forth in this Agreement, each Party
          --------
shall bear its own costs and expenses associated with the transactions contemplated. IMX will produce all collateral material at its cost and Calyx will pay for all distribution costs.

     8.   Most Favored Client. Pursuant to Section 4 hereof, during the
          -------------------
Exclusive Period, Calyx is not to enter into other agreements with other parties for automatic posting of mortgage loan applications. After the Exclusive Period, in the event Calyx enters into an agreement with another party that offers automatic posting generally as described in the specifications attached to this Agreement, if such other agreement is materially more advantageous to such other party than the automatic posting capabilities described herein extended to IMX Exchange, Calyx will extend the same features or capabilities for the IMX Exchange.

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     9.   Warranties and Limitations on Liability.
          ---------------------------------------

          9.1  Each Party hereby represents and warrants that:

               (a) All work to performed in connection with the development, update, support and maintenance of its software, and other services performed under this Agreement shall be performed in a prompt, professional and workmanlike manner.

               (b) Its software shall be free of defects in material and workmanship.

               (c) Each Party will be solely responsible for its own software and its own operations, and the other Party shall not have any responsibilities or liabilities therefor.

               (d) Each Party has full power to enter into and perform this Agreement, and the person signing this Agreement on its behalf has been duly authorized and empowered to enter into this Agreement.

               (e) This Agreement does not, and shall not, violate any other agreement of such Party with a third party.

          9.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY WARRANTS THAT ITS SOFTWARE OR WEB SITE WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.

          9.3 EXCEPT FOR LIABILITY RESULTING FROM FRAUD, GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT, BREACH OF CONFIDENTIALITY, OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

     10.  General.
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          10.1 IMX and Calyx agree that they shall perform their duties under this Agreement as independent contractors. Personnel employed by IMX or Calyx who perform duties related to this Agreement shall remain under the supervision, management or contract of the company by who they are paid.

          10.2 This Agreement is governed by California law without regard to the conflicts of laws principles.

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          10.3  In the event of invalidity of any provisions of this Agreement, the Parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement.

          10.4 This Agreement completely and exclusively states the agreement of the Parties regarding the subject matter, and this Agreement supersedes, and its terms govern, all prior proposals and agreements, oral or written, regarding such subject matter, with the exception of any nondisclosure and/or confidentiality agreements currently in effect among the Parties.

          10.5 This Agreement may be changed only by written agreement of authorized representatives of the Parties.

          10.6 The Parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either Party the agent of the other Party for any purpose or in any sense whatsoever, or constitute the Parties as partners or joint ventures.

          10.7 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Neither Party may assign any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party shall have the right to assign its rights, obligations and privileges hereunder without obtaining any consent to such assignment from the other Party in the event of a merger, acquisition or sale of all or substantially all of that Party's business or assets in which the acquiring Party agrees to assume all such rights, obligations and privileges hereunder.

          10.8 Any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be delivered personally, or by telecopy, or by U.S. mail, or by a nationally recognized overnight delivery service, to the other Party at its address first set forth above, or such new address as may from time to time be supplied hereunder by the Parties hereto.

          10.9 Except for the payment of money, no default, delay or failure to perform on the part of either Party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due to causes beyond the reasonable control of the Party charged with a default, including, but not limited to, causes such as riots, civil disturbances, actions or inaction's of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of nature or the public enemy, nuclear disasters, or default of a common carrier; provided, however, that for the duration of such force majeure the Party charged with such default must continue to use all reasonable efforts to overcome such force majeure.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above.


IMX, Inc.                                    Calyx Software, Incorporated

By:   /s/ Richard Wilkes                     By:  /s/ Dong Chang
    -------------------------------             -------------------------------
Print Name: Richard E Wilkes                 Print Name:  Dong Chang
           ------------------------                      ----------------------
Title:    President                          Title:   President
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